Exhibit 99.2

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company's (GM) non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these, and other measures, as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or reversal of significant deferred tax asset valuation allowances.

ETR-adjusted ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

________

1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net income attributable to stockholders under U.S. GAAP to segment profit (loss) (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income attributable to stockholders(a)	$2,566	$1,692	$4,962	$4,631
Income tax expense (benefit)	522	490	950	462
Automotive interest expense	226	234	460	460
Automotive interest income	(251)	(73)	(479)	(123)
Adjustments
Voluntary separation program(b)	—	—	875	—
Cruise compensation modifications(c)	—	—	—	1,057
Buick dealer strategy(d)	246	—	345	—
Patent royalty matters(e)	—	—	—	(100)
GM Korea wage litigation(f)	(76)	—	(76)	—
Total adjustments	170	—	1,144	957
EBIT-adjusted	3,234	2,343	7,037	6,387
Operating segments
GM North America (GMNA)	3,194	2,299	6,769	5,440
GM International (GMI)	236	209	583	537
Cruise	(611)	(543)	(1,172)	(868)
GM Financial(g)	766	1,106	1,537	2,390
Total operating segments	3,585	3,072	7,717	7,499
Corporate and eliminations(h)	(351)	(728)	(680)	(1,112)
EBIT-adjusted	$3,234	$2,343	$7,037	$6,387
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)This adjustment was excluded because it relates to the acceleration of attrition as part of the cost reduction program announced in January 2023, primarily in the United States.
(c)This adjustment was excluded because it relates to the one-time modification of Cruise stock incentive awards.
(d)These adjustments were excluded because they relate to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy.
(e)This adjustment was excluded because it relates to the resolution of substantially all royalty matters accrued with respect to past-year vehicle sales in the three months ended March 31, 2022.
(f)This adjustment was excluded because it relates to the partial resolution of subcontractor matters in Korea.
(g)GM Financial amounts represent EBT-adjusted.
(h)GM's automotive interest income and interest expense, legacy costs from the Opel/Vauxhall Business (primarily pension costs), corporate expenditures and certain nonsegment specific revenues and expenses are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Six Months Ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$2,540	$1.83	$1,666	$1.14	$4,908	$3.52	$3,653	$2.49
Adjustments(a)	170	0.12	—	—	1,144	0.82	957	0.65
Tax effect on adjustments(b)	(60)	(0.04)	—	—	(299)	(0.21)	(296)	(0.20)
Tax adjustments(c)	—	—	—	—	—	—	(482)	(0.33)
Deemed dividend adjustment(d)	—	—	—	—	—	—	909	0.62
EPS-diluted-adjusted	$2,650	$1.91	$1,666	$1.14	$5,753	$4.12	$4,741	$3.23
________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)This adjustment consists of tax benefit related to the release of a valuation allowance against deferred tax assets that are considered realizable as a result of Cruise tax reconsolidation in the six months ended June 30, 2022. This adjustment was excluded because significant impacts of valuation allowances are not considered part of our core operations.
(d)This adjustment consists of a deemed dividend related to the redemption of Cruise preferred shares from SoftBank Vision Fund (AIV M2) L.P. (SoftBank) in the six months ended June 30, 2022.

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Three Months Ended						Six Months Ended
	June 30, 2023			June 30, 2022			June 30, 2023			June 30, 2022
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$3,029	$522	17.2%	$2,132	$490	23.0%	$5,803	$950	16.4%	$4,912	$462	9.4%
Adjustments(a)	170	60		—	—		1,144	299		1,053	296
Tax adjustments(b)		—			—			—			482
ETR-adjusted	$3,199	$582	18.2%	$2,132	$490	23.0%	$6,947	$1,249	18.0%	$5,965	$1,240	20.8%
________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted for adjustment details.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
We define return on equity (ROE) as Net income attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	June 30, 2023	June 30, 2022
Net income attributable to stockholders	$10.3	$8.8
Average equity(a)	$70.5	$62.4
ROE	14.6%	14.1%
________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	June 30, 2023	June 30, 2022
EBIT-adjusted(a)	$15.1	$12.1
Average equity(b)	$70.5	$62.4
Add: Average automotive debt and interest liabilities (excluding finance leases)	17.3	16.8
Add: Average automotive net pension & OPEB liability	8.0	12.1
Less: Average automotive and other net income tax asset	(20.7)	(21.6)
ROIC-adjusted average net assets	$75.0	$69.7
ROIC-adjusted	20.2%	17.4%
________
(a)Refer to the reconciliation of Net income attributable to stockholders under U.S. GAAP to segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table reconciles Net automotive cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net automotive cash provided by operating activities	$7,114	$3,469	$9,346	$5,104
Less: Capital expenditures	(2,136)	(2,073)	(4,544)	(3,717)
Add: Buick dealer strategy	316	—	355	—
Add: Employee separation costs	253	—	258	—
Add: GM Korea wage litigation	—	10	—	26
Adjusted automotive free cash flow	$5,548	$1,407	$5,415	$1,413

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2023
Net sales and revenue	$37,220	$3,955	$79	$—	$41,254	$26	$3,498	$(31)	$44,746
Expenditures for property	$2,014	$114	$7	$—	$2,136	$15	$10	$90	$2,251
Depreciation and amortization	$1,531	$144	$5	$—	$1,680	$10	$1,245	$—	$2,936
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$31	$77	$—	$—	$108	$—	$37	$—	$145

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended June 30, 2022
Net sales and revenue	$28,760	$3,807	$47	$—	$32,614	$25	$3,146	$(26)	$35,759
Expenditures for property	$1,894	$178	$1	$—	$2,073	$87	$9	$—	$2,168
Depreciation and amortization	$1,476	$131	$6	$—	$1,613	$12	$1,218	$—	$2,844
Impairment charges	$11	$—	$—	$—	$11	$—	$—	$—	$11
Equity income (loss)(a)	$(6)	$(89)	$—	$—	$(95)	$—	$50	$—	$(45)

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2023
Net sales and revenue	$70,108	$7,682	$110	$—	$77,900	$51	$6,841	$(60)	$84,732
Expenditures for property	$4,274	$262	$7	$—	$4,544	$32	$16	$91	$4,683
Depreciation and amortization	$2,959	$266	$10	$—	$3,235	$15	$2,496	$—	$5,746
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$(15)	$157	$—	$—	$142	$—	$78	$—	$220

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Six Months Ended June 30, 2022
Net sales and revenue	$58,216	$7,120	$100	$—	$65,437	$51	$6,302	$(52)	$71,738
Expenditures for property	$3,415	$299	$3	$—	$3,717	$91	$18	$2	$3,829
Depreciation and amortization	$2,980	$265	$11	$—	$3,256	$25	$2,454	$—	$5,735
Impairment charges	$11	$—	$—	$—	$11	$—	$—	$—	$11
Equity income (loss)(a)	$—	$143	$—	$—	$144	$—	$104	$—	$247
________
(a)Includes Automotive China equity income of $78 million and $(87) million in the three months ended June 30, 2023 and 2022 and $161 million and $147 million in the six months ended June 30, 2023 and 2022.
(b)Equity earnings related to Ultium Cells Holdings LLC are presented in Automotive and other cost of sales as this entity is integral to the operations of our business by providing battery cells for our electric vehicles. In the three and six months ended June 30, 2023, equity earnings related to Ultium Cells Holdings LLC were insignificant.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and our market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. Government and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the six months ended June 30, 2023, 27.8% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GMNA	833	662	1,556	1,356
GMI	147	155	288	292
Total	979	817	1,844	1,648

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments and daily rental car companies); and (3) certain vehicles used by dealers in their business. Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors, and joint ventures, commercially available data sources such as registration and insurance data, and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended						Six Months Ended
	June 30, 2023			June 30, 2022			June 30, 2023			June 30, 2022
	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	4,236	692	16.3%	3,605	582	16.2%	7,910	1,295	16.4%	7,007	1,095	15.6%
Other	922	113	12.3%	809	105	12.9%	1,715	217	12.6%	1,502	193	12.8%
Total North America	5,158	805	15.6%	4,414	687	15.6%	9,625	1,512	15.7%	8,509	1,288	15.1%
Asia/Pacific, Middle East and Africa
China(a)	6,099	526	8.6%	5,107	484	9.5%	11,205	988	8.8%	10,852	1,097	10.1%
Other	4,957	144	2.9%	4,714	142	3.0%	10,494	252	2.4%	9,974	265	2.7%
Total Asia/Pacific, Middle East and Africa	11,057	670	6.1%	9,821	626	6.4%	21,700	1,240	5.7%	20,826	1,362	6.5%
South America
Brazil	526	78	14.7%	512	66	12.8%	998	149	14.9%	917	116	12.6%
Other	343	31	8.9%	395	42	10.6%	725	65	9.0%	785	82	10.4%
Total South America	869	108	12.5%	907	107	11.8%	1,723	214	12.4%	1,702	197	11.6%
Total in GM markets	17,083	1,584	9.3%	15,142	1,420	9.4%	33,048	2,966	9.0%	31,037	2,847	9.2%
Total Europe	4,238	1	—%	3,595	—	—%	8,326	1	—%	7,056	1	—%
Total Worldwide(b)(c)	21,322	1,584	7.4%	18,736	1,421	7.6%	41,374	2,967	7.2%	38,093	2,848	7.5%
United States
Cars	843	68	8.0%	737	56	7.6%	1,549	128	8.3%	1,409	103	7.3%
Trucks	1,137	342	30.0%	983	313	31.8%	2,134	639	29.9%	1,887	600	31.8%
Crossovers	2,255	283	12.5%	1,884	213	11.3%	4,228	528	12.5%	3,711	392	10.6%
Total United States	4,236	692	16.3%	3,605	582	16.2%	7,910	1,295	16.4%	7,007	1,095	15.6%
China(a)
SGMS		240			205			413			468
SGMW		286			279			576			629
Total China	6,099	526	8.6%	5,107	484	9.5%	11,205	988	8.8%	10,852	1,097	10.1%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.
(c)As of March 2022, GM is no longer importing vehicles or parts to Russia, Belarus and certain sanctioned provinces in Ukraine.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GMNA	196	148	373	290
GMI	118	91	208	162
Total fleet sales	314	239	581	452

Fleet sales as a percentage of total vehicle sales	19.8%	16.8%	19.6%	15.9%

North America capacity two-shift utilization	102.7%	96.7%	99.3%	96.4%

General Motors Company and Subsidiaries
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended June 30, 2023					Three Months Ended June 30, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$41,254	$26	$—	$(26)	$41,254	$32,614	$25	$—	$(25)	$32,614
GM Financial	—	—	3,498	(5)	3,493	—	—	3,146	(1)	3,145
Total net sales and revenue	41,254	26	3,498	(31)	44,746	32,614	25	3,146	(26)	35,759
Costs and expenses
Automotive and other cost of sales	36,059	574	—	(1)	36,632	28,765	496	—	(1)	29,261
GM Financial interest, operating and other expenses	—	—	2,768	—	2,768	—	—	2,089	—	2,089
Automotive and other selling, general and administrative expense	2,434	125	—	(1)	2,558	2,160	134	—	—	2,293
Total costs and expenses	38,493	698	2,768	(2)	41,958	30,925	630	2,089	(1)	33,643
Operating income (loss)	2,761	(673)	729	(29)	2,789	1,689	(605)	1,057	(25)	2,116
Automotive interest expense	226	8	—	(8)	226	234	—	—	—	234
Interest income and other non-operating income, net	308	29	—	21	358	262	5	—	28	295
Equity income (loss)	71	—	37	—	108	(95)	—	50	—	(45)
Income (loss) before income taxes	$2,914	$(651)	$766	$—	$3,029	$1,623	$(600)	$1,106	$3	$2,132
Income tax expense (benefit)					522					490
Net income (loss)					2,507					1,642
Net loss (income) attributable to noncontrolling interests					59					50
Net income (loss) attributable to stockholders					$2,566					$1,692

Net income (loss) attributable to common stockholders					$2,540					$1,666

	Six Months Ended June 30, 2023					Six Months Ended June 30, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$77,900	$51	$—	$(51)	$77,900	$65,437	$51	$—	$(50)	$65,437
GM Financial	—	—	6,841	(9)	6,832	—	—	6,302	(2)	6,301
Total net sales and revenue	77,900	51	6,841	(60)	84,732	65,437	51	6,302	(52)	71,738
Costs and expenses
Automotive and other cost of sales	67,775	1,105	—	(2)	68,879	56,987	1,628	—	(1)	58,614
GM Financial interest, operating and other expenses	—	—	5,381	(1)	5,380	—	—	4,015	(1)	4,015
Automotive and other selling, general and administrative expense	4,872	234	—	(1)	5,105	4,266	532	—	—	4,797
Total costs and expenses	72,647	1,340	5,381	(4)	79,364	61,252	2,159	4,015	(2)	67,426
Operating income (loss)	5,253	(1,289)	1,459	(56)	5,367	4,184	(2,108)	2,287	(50)	4,313
Automotive interest expense	460	10	—	(10)	460	460	2	—	(2)	460
Interest income and other non-operating income, net	661	60	—	46	767	754	3	—	55	812
Equity income (loss)	52	—	78	—	129	144	—	104	—	247
Income (loss) before income taxes	$5,506	$(1,239)	$1,537	$—	$5,803	$4,622	$(2,107)	$2,390	$7	$4,912
Income tax expense (benefit)					950					462
Net income (loss)					4,853					4,449
Net loss (income) attributable to noncontrolling interests					109					181
Net income (loss) attributable to stockholders					$4,962					$4,631

Net income (loss) attributable to common stockholders					$4,908					$3,653

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Basic earnings per share
Net income (loss) attributable to stockholders	$2,566	$1,692	$4,962	$4,631
Less: cumulative dividends on subsidiary preferred stock(a)	(27)	(26)	(53)	(978)
Net income (loss) attributable to common stockholders	$2,540	$1,666	$4,908	$3,653

Weighted-average common shares outstanding	1,385	1,458	1,390	1,458

Basic earnings per common share	$1.83	$1.14	$3.53	$2.51
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$2,540	$1,666	$4,908	$3,653

Weighted-average common shares outstanding – diluted	1,389	1,465	1,396	1,468

Diluted earnings per common share	$1.83	$1.14	$3.52	$2.49
Potentially dilutive securities(b)	24	10	24	10
__________
(a)Includes a $909 million deemed dividend related to the redemption of Cruise preferred shares from SoftBank in the six months ended June 30, 2022.
(b)Potentially dilutive securities attributable to outstanding stock options, Restricted Stock Units (RSUs) and Performance Stock Units (PSUs) at June 30, 2023 and outstanding stock options and RSUs at June 30, 2022, were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	June 30, 2023					December 31, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$15,976	$1,915	$5,182	$—	$23,074	$13,629	$1,519	$4,005	$—	$19,153
Marketable debt securities	9,341	215	—	—	9,556	10,760	1,390	—	—	12,150
Accounts and notes receivable, net(a)	12,826	1	2,223	(981)	14,068	11,910	—	2,114	(691)	13,333
GM Financial receivables, net	—	—	34,585	(145)	34,440	—	—	33,811	(188)	33,623
Inventories	17,915	1	—	(4)	17,912	15,369	—	—	(2)	15,366
Other current assets(b)	1,944	400	5,789	(378)	7,755	2,009	347	4,912	(442)	6,825
Total current assets	58,001	2,532	47,779	(1,508)	106,804	53,677	3,256	44,842	(1,324)	100,451
Non-current Assets
GM Financial receivables, net	—	—	44,420	(219)	44,201	—	—	40,702	(112)	40,591
Equity in net assets of nonconsolidated affiliates	8,397	—	1,667	—	10,064	8,511	—	1,665	—	10,176
Property, net	47,651	153	138	—	47,941	45,011	98	140	—	45,248
Goodwill and intangible assets, net	2,869	727	1,354	—	4,950	2,877	727	1,341	—	4,945
Equipment on operating leases, net	—	—	31,560	—	31,560	—	—	32,701	—	32,701
Deferred income taxes	20,123	1,389	(872)	—	20,640	20,348	1,108	(917)	—	20,539
Other assets(c)	8,531	288	1,129	(276)	9,672	7,995	322	1,069	—	9,386
Total non-current assets	87,570	2,557	79,396	(495)	169,029	84,742	2,254	76,702	(112)	163,586
Total Assets	$145,572	$5,089	$127,175	$(2,003)	$275,833	$138,419	$5,510	$121,544	$(1,436)	$264,037
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$29,701	$141	$921	$(963)	$29,800	$27,307	$146	$712	$(679)	$27,486
Short-term debt and current portion of long-term debt
Automotive	585	21	—	(162)	444	2,144	13	—	(198)	1,959
GM Financial	—	—	36,224	—	36,224	—	—	36,819	—	36,819
Cruise	—	3	—	(3)	—	—	2	—	(2)	—
Accrued liabilities(b)	19,773	528	6,328	(380)	26,249	18,662	612	6,081	(445)	24,910
Total current liabilities	50,059	694	43,473	(1,508)	92,718	48,113	772	43,612	(1,324)	91,173
Non-current Liabilities
Long-term debt
Automotive(c)	15,976	281	—	(276)	15,981	15,879	6	—	—	15,885
GM Financial	—	—	65,394	—	65,394	—	—	60,036	—	60,036
Cruise	—	219	—	(219)	—	—	112	—	(112)	—
Postretirement benefits other than pensions	4,148	—	—	—	4,148	4,193	—	—	—	4,193
Pensions	5,672	—	7	—	5,680	5,692	—	6	—	5,698
Other liabilities	12,962	437	2,540	—	15,938	11,927	465	2,375	—	14,767
Total non-current liabilities	38,758	937	67,941	(495)	107,142	37,691	583	62,417	(112)	100,579
Total Liabilities	88,817	1,632	111,415	(2,003)	199,861	85,804	1,356	106,029	(1,436)	191,752
Noncontrolling interest - Cruise Stock Incentive Awards	—	287	—	—	287	—	357	—	—	357
Equity
Common stock, $0.01 par value	14	—	—	—	14	14	—	—	—	14
Additional paid-in capital(d)	25,939	115	1,374	(1,349)	26,078	26,313	90	1,433	(1,409)	26,428
Retained earnings	36,679	1,163	15,673	1	53,517	32,054	1,766	15,429	1	49,251
Accumulated other comprehensive loss	(6,666)	1	(1,287)	—	(7,953)	(6,552)	(2)	(1,348)	—	(7,901)
Total stockholders’ equity	55,965	1,278	15,760	(1,348)	71,655	51,829	1,855	15,515	(1,407)	67,792
Noncontrolling interests(d)	790	1,892	—	1,348	4,030	786	1,942	—	1,407	4,135
Total Equity	56,755	3,170	15,760	—	75,685	52,615	3,797	15,515	—	71,927
Total Liabilities and Equity	$145,572	$5,089	$127,175	$(2,003)	$275,833	$138,419	$5,510	$121,544	$(1,436)	$264,037
_________
(a)Eliminations primarily include: GM Financial accounts and notes receivable from Automotive of $605 million offset by Automotive accounts payable and Automotive accounts receivable from GM Financial of $318 million offset by GM Financial accounts payable at June 30, 2023; and GM Financial accounts and notes receivable of $495 million offset by Automotive accounts payable and Automotive accounts receivable of $115 million offset by GM Financial accounts payable at December 31, 2022.
(b)Eliminations primarily related to intercompany asset transfers between Automotive and Cruise for AV capital.
(c)Eliminations related to deferral agreement between Cruise and Automotive as regards engineering and capital spending incurred by Automotive on behalf of Cruise resulting in a long term payable for Cruise offset by a long term receivable for Automotive.
(d)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our condensed consolidated balance sheet.

General Motors Company and Subsidiaries
Combining Cash Flow Information
(In millions) (Unaudited)

	Six Months Ended June 30, 2023					Six Months Ended June 30, 2022
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$4,508	$(781)	$1,126	$—	$4,853	$3,717	$(1,076)	$1,801	$7	$4,449
Depreciation and impairment of Equipment on operating leases, net	—	—	2,476	—	2,476	—	—	2,427	—	2,427
Depreciation, amortization and impairment charges on Property, net	3,236	15	20	—	3,270	3,267	26	27	—	3,320
Foreign currency remeasurement and transaction (gains) losses	144	—	4	—	148	76	—	(1)	—	75
Undistributed earnings of nonconsolidated affiliates, net	271	—	(78)	—	193	(123)	—	(77)	—	(201)
Pension contributions and OPEB payments	(458)	—	—	—	(458)	(401)	—	—	—	(401)
Pension and OPEB income, net	(42)	—	1	—	(41)	(602)	—	1	—	(602)
Provision (benefit) for deferred taxes	391	(458)	25	—	(42)	699	(1,032)	411	—	79
Change in other operating assets and liabilities(a)(c)	1,296	285	(163)	(1,140)	278	(1,529)	1,305	(2,223)	(1,473)	(3,919)
Net cash provided by (used in) operating activities	9,346	(940)	3,411	(1,140)	10,677	5,104	(776)	2,366	(1,465)	5,228
Cash flows from investing activities
Expenditures for property	(4,544)	(32)	(16)	(91)	(4,683)	(3,717)	(91)	(18)	(2)	(3,829)
Available-for-sale marketable securities, acquisitions	(2,354)	(374)	—	—	(2,727)	(3,684)	(1,920)	—	—	(5,605)
Available-for-sale marketable securities, liquidations	3,838	1,566	—	—	5,404	2,197	1,646	—	(4)	3,838
Purchases of finance receivables, net(a)	—	—	(18,189)	380	(17,810)	—	—	(18,021)	792	(17,229)
Principal collections and recoveries on finance receivables	—	—	13,921	2	13,922	—	—	13,763	(103)	13,660
Purchases of leased vehicles, net	—	—	(6,834)	—	(6,834)	—	—	(6,203)	—	(6,203)
Proceeds from termination of leased vehicles	—	—	6,673	—	6,673	—	—	7,549	—	7,549
Other investing activities(b)	(1,031)	—	1	261	(770)	(4,484)	—	(21)	4,096	(409)
Net cash provided by (used in) investing activities	(4,091)	1,161	(4,445)	551	(6,824)	(9,689)	(366)	(2,951)	4,778	(8,227)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(4)	—	74	—	70	16	—	999	—	1,015
Proceeds from issuance of debt (original maturities greater than three months)	10	97	26,224	(97)	26,235	1	9	23,594	(9)	23,596
Payments on debt (original maturities greater than three months)	(1,582)	(14)	(22,237)	21	(23,812)	(68)	—	(22,192)	(4)	(22,264)
Payment to purchase common stock	(869)	—	—	—	(869)	—	—	—	—	—
Issuance (redemptions) of subsidiary preferred stock(b)	—	235	—	(235)	—	—	1,960	—	(4,087)	(2,127)
Dividends paid(c)	(252)	—	(959)	900	(311)	(8)	(53)	(809)	790	(81)
Other financing activities	(243)	(136)	(91)	—	(470)	(303)	(511)	(84)	(3)	(901)
Net cash provided by (used in) financing activities	(2,938)	183	3,010	588	843	(362)	1,404	1,508	(3,312)	(762)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	46	—	62	—	108	(80)	—	14	—	(66)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,363	404	2,038	—	4,805	(5,025)	263	936	—	(3,827)
Cash, cash equivalents and restricted cash at beginning of period	13,746	1,526	6,676	—	21,948	14,774	1,584	7,183	—	23,542
Cash, cash equivalents and restricted cash at end of period	$16,109	$1,930	$8,715	$—	$26,753	$9,749	$1,847	$8,119	$—	$19,715
_________
(a)Includes reclassifications of $0.2 billion and $0.6 billion in the six months ended June 30, 2023 and 2022 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Includes eliminations of $0.2 billion and $2.0 billion in the six months ended June 30, 2023 and 2022 for Automotive investment in Cruise and reclassifications of $2.1 billion in the six months ended June 30, 2022 for redemption of Cruise preferred shares from SoftBank.
(c)Eliminations include dividends issued by GM Financial to Automotive in the six months ended June 30, 2023 and 2022.